                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT (this "Agreement") made as of the 7th day of September, 2000 by and between DENNIS S. ROSATELLI, with an address at 73 Lake View Drive, Old Tappan, New Jersey 07675 (hereinafter referred to as "Employee") and DUALSTAR COMMUNICATIONS, INC., a Delaware corporation having its principal place of business at One Park Avenue, New York, New York 10016 (hereinafter referred to as the "Company").

         1. Employment. The Company hereby employs Employee and Employee agrees to work for the Company with the title specified on Schedule A below during the Term (as defined below) of and upon the terms and conditions set forth in this Agreement.

         2. Compensation/Benefits. (a) Base Salary. During the Term of this Agreement, the Company agrees to pay Employee the base annual salary specified on Schedule A below ("Base Salary"). Such Base Salary shall be reviewed no less frequently than annually during the term of this Agreement and may be increased but not decreased by the Company's board of directors in its sole and absolute discretion, after taking into consideration a variety of factors, including, without limitation, the performance of the Employee and the Company and the base salary (and raises) paid by comparable companies to employees having comparable responsibilities. In the event of any increase, the increased amount shall become the Base Salary. Such Base Salary shall be payable in accordance with the Company's normal business practices or in such other amounts and at such other times as the parties may mutually agree.

         (b) Bonuses. During each year of the Term of this Agreement, the Company agrees to submit for approval to the Board of Directors, in its sole and absolute discretion, an incentive payment plan ("IPP"), which shall establish performance targets for the Company and/or its business units, and bonus payments based upon the achievement of such performance targets. The Company agrees that the Employee shall participate in such IPP at a target bonus of 40% of Base Salary, based upon 100% achievement of the performance targets established in the IPP. The target bonus percentage shall be reviewed no less frequently than annually during the term of this Agreement and may be increased but not decreased by the Company's board of directors in its sole and absolute discretion. In establishing performance targets and target bonus percentages for the Employee, the Company will consider a variety of factors, including, without limitation, performance targets set for, and bonus payments paid to, employees having comparable responsibilities at comparable companies.

         (c) Benefits/Vacation. During the Term of this Agreement, the Company also shall provide Employee with such other benefits, including medical, disability, pension and severance plans, as are made generally available to executive employees of the Company from time to time. Employee shall be entitled to three weeks as vacation and such personal and sick benefit days during each year of the Term in accordance with standard Company policies.

         (d) Life Insurance. Subject to Employee's submitting to any required physical examinations, the Company shall purchase and maintain in effect a term insurance policy with a face amount of one times Employee's Base Salary or other greater amount as may be specified in the Company's executive benefit policies or plans on the life of Employee and shall permit

Employee to designate the beneficiary thereof.

         (e) Stock Options. The Company shall recommend to the Compensation Committee of the DualStar Technologies Corporation Board of Directors to issue to Employee stock options (the "Options") to purchase up to 250,000 shares of the Company's common stock at an exercise price of $4.50 per share, subject to approval by the Board of Directors. The Options will be granted pursuant to the DualStar Technologies Corporation 1994 Stock Option Plan and shall vest as follows:

               (i) one-third of the Options will vest upon the first anniversary of the date hereof;

               (ii) two-thirds of the Options will vest ratably on a monthly basis on the last day of each of the 24 calendar months following the first anniversary of the date hereof.

All unvested Options shall vest in their entirety upon a Change of Control (defined below) of the Company. The Options shall be evidenced by a written Stock Option Agreement, in the form of Schedule B attached hereto

         3. Services. Employee agrees to devote substantially all of his working time, attention and energies to the business of the Company and its Affiliates under the general direction of the President and Chief Executive Officer. Nothing herein shall be interpreted to preclude Employee from participating as an officer or director of, or advisor to, any charitable or other tax exempt or civic organization.

         4. Term. The term of this Agreement (the "Term" or the "Term of this Agreement") shall commence on the date stated in the first paragraph of this Agreement and employment shall commence on October 2, 2000, and the term of this agreement shall continue through the Date of Termination, as hereinafter defined.

         5. Early Termination. (a) In General. The Employee's employment hereunder shall terminate and, other than the obligations listed in Paragraph 5(b), the Company's obligations hereunder shall cease, including the obligation to pay compensation for any period after the date of termination on the Date of Termination. The Date of Termination shall be (i) in the case of the death of the Employee, the date of death; (ii) in the case of a termination by Employee, the last date to be worked as specified in a written notice delivered by Employee to the Company, which shall be not less than two weeks following the date that such notice is given; (iii) in the case of a termination by the Company other than for Cause (as defined below), the date set forth in a written notice delivered by the Company to Employee, which date shall be not less than two weeks following upon written notice following the date that such notice is given; or (iv) in the case of a termination by the Company for Cause (as defined below), the date upon which written notice of such termination is delivered to Employee.

         "Cause" shall mean a finding by the Company's board of directors that the Employee has acted with willful misconduct or gross negligence in connection with the performance of his duties hereunder, which conduct has materially injured the Company, or has been convicted of, or entered a plea of nolo contendere to, a felony. Upon the Date of Termination, the Term of this Agreement shall expire. Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for Cause arising out of an act of willful misconduct or gross negligence without (a) no less than ten (10) days prior written notice to the Employee setting for the reasons for the Company's intention to terminate for Cause, (b) an opportunity for the Employee to be heard (together with comments of counsel) before the Board of Directors of the Company, and (c) delivery to the Employee of a notice of termination from the Board of Directors of the Company stating its opinion that the Employee has acted with willful misconduct or gross negligence and specifying the particulars thereof.

         (b) Payments Upon Termination. (i) Upon termination of this Agreement for any reason, Employee shall be entitled to all compensation and benefits earned but not yet paid up to and including the termination date, including Base Salary, pro rata bonus, if any, in the year of termination (payable in accordance with Company policy), and any other incentive compensation. Unless otherwise specified in this Agreement, unused vacation shall be treated in accordance with Company policy.

         (ii) In the event of Employee's (A) termination of employment or this Agreement by the Company other than for Cause, or (B) termination of employment by Employee for "Good Reason" (as defined below), in addition to the Company's obligations set forth in subparagraph (i) above, Employee shall be entitled to severance in an amount equal to one full year of Base Salary (the "Severance Amount"), all unvested Options then held by Employee shall immediately vest and Employee shall retain all rights to the Options, but shall have a period of nine
(9) months following the Date of Termination in which to exercise such Options, in accordance with the option agreement governing such options (the "Option Agreement"), and Employee shall continue to receive employee benefits for a period of six months following the Date of Termination and the Employee's eligible dependents will continue to participate in all of Company's health and welfare plans (or Company-provided equivalent benefits) in which such dependents participated prior to the Date of Termination, subject to the Employee continuing to make any required contributions for such participation. Following such 6-month period, Employee shall be entitled to all benefits ordinarily accorded terminated employees of the Company. The Company's obligation to make the foregoing employee benefits available to Employee and his eligible dependents shall cease upon Employee becoming eligible for comparable benefits from a subsequent employer. Effective upon the Date of Termination pursuant to clause (A) or (B) above, in consideration of the payment of the Severance Amount and as a condition to the payment thereof, Employee acknowledges that payment of the Severance Amount and the provision of the other benefits contemplated hereby shall constitute complete satisfaction of all obligations owed by the Company to the Employee and shall further constitute Employee's sole remedy against the Company.

         (iii) In the event of a termination by Employee other than for Good Reason, in addition to the Company's obligations set forth in subparagraph (i) above, Employee shall retain that portion of the Options which have vested prior to the Date of Termination, but shall have a period of ninety (90) days from the Date of Termination in which to exercise such Options. In the event of a termination by the Company for Cause, the provisions of Section 5(f) below shall govern.

         (iv) In the event of a termination of employment by reason of Employee's death or disability, in addition to the Company's obligations set forth in subparagraph (i) above, all unvested Options then held by Employee (or his estate, if applicable) shall immediately vest and Employee (or his estate) shall retain all rights to the Options, but shall have a period of eighteen (18) months from the Date of Termination in which to exercise such Options.

         (c) Method of Payment. The Company shall pay the Severance Amount in a lump sum not later than ten (10) days after the date the Company selects as Employee's last day of active employment (the "Effective Date"), provided, however, that at Employee's option, the Severance Amount shall be payable to Employee in the form of equal periodic payments ("Deferred Payment") according to the Company's regular payroll schedule or at any other intervals elected by Employee for a period commencing on the first regular payroll pay date beginning after the Effective Date (the "Deferred Payment Period"). In order to receive Deferred Payment during a Deferred Payment Period, Employee must elect such Deferred Payment in writing and specify the Deferred Payment Period, which may not exceed the number of months of Base Monthly Salary payable to Employee as the Severance Amount. In the event of Employee's death during the Deferred Payment Period, any unpaid Deferred Payment shall be paid in a lump sum to such beneficiary or beneficiaries designated by Employee in writing or, failing such designation, to Employee's spouse if Employee is married or to Employee's estate if Employee is unmarried. In no event shall Employee be required to mitigate his damages arising out of any termination of this Agreement by the Company or by Employee and the amount of payment to be made hereunder shall not be reduced by any compensation earned by the Employee as a result of employment with another employer, by retirement benefits, or other types of benefits received or income earned.

         (d) Good Reason. For purposes of this Agreement, Good Reason shall mean, with respect to Employee, (i) the assignment to Employee of any duties materially inconsistent with, or substantially reduced as compared to, those set forth in Section 1 or Schedule A, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and that is remedied by the Company promptly after receipt of notice thereof given by Employee; (ii) any material reduction in Employee's Base Salary, opportunity to earn annual bonuses or other compensation or employee benefits, other than as a result of an isolated and inadvertent action not taken in bad faith and that is remedied by the Company promptly after receipt of notice thereof given by Employee; (iii) the Company's requiring Employee to relocate his principal place of business to a place that is not within the states of New York, New Jersey or Connecticut, or
(iv) any purported termination of this Agreement by the Company otherwise than as expressly permitted by this Agreement. The Company has advised Employee that DualStar Technologies Corporation, the parent of the Company ("DST"), anticipates consummating a series of transactions (the "Restructuring"), the effect of which will be to divest DST of its mechanical and electrical lines of business. Following the consummation of such transactions, the telecommunications business conducted by the Company will be the primary business of the Company and DST. It is also anticipated that the Company, or its successor, will have at least one class of its securities registered under the Securities Exchange Act of 1934, as amended. Employee will be recommended to serve as the Executive Vice President and Chief Financial

Financial Officer of Company, or its successor. In addition to the foregoing, Good Reason shall also mean, with respect to Employee, the failure of Employee to be employed by the Company or its successor as Executive Vice President and Chief Financial Officer following the Restructuring, under at least the terms and conditions herein.

         (e) Disability. If Employee shall become unable efficiently to perform the essential functions of his job, even with reasonable accommodation, as a result of a disability or illness, as such terms are defined by the Americans with Disabilities Act, he shall be entitled to his regular compensation until the total period of disability or illness (whether or not continuous and whether or not the same disability or illness) shall exceed 60 days during any calendar year in the Term hereunder. This Agreement may thereafter be terminated by the Company and, subject to the terms of paragraph (b) above, the Company's obligations hereunder shall cease, including the obligation to pay compensation for any period after the Date of Termination. Any amounts payable as compensation during the period of disability or illness, shall be reduced by any amounts paid during such period under any disability plan or similar insurance maintained by the Company for Employee's benefit.

         (f) Cause. Upon a termination for Cause, Employee shall receive Base Salary through the Date of Termination, and all other entitlement to benefits or bonuses shall cease immediately, and all stock options not yet fully vested and exercised shall be forfeited. Employee shall retain that portion of the Options that have vested prior to the Date of Termination for Cause, but shall have a period of 90 days from the Date of Termination in which to exercise such Options.

         (g) Change of Control. As used herein, For purposes hereof, a "Change of Control" of the Company shall be deemed to have occurred if, after the date hereof, (i) any person or two or more persons acting in concert, other than the Company, any employee benefit plan sponsored by the Company, Excelon Capital Partners, Inc., Cerberus Capital Management, L.P., Blackacre Capital Management LLC, Technology Investors Groups, LLC or any of their Affiliates, acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "'34 Act") directly or indirectly of fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities (calculated as provided in paragraph (d) of Rule 13d-3 under the '34 Act in the case of rights to acquire voting securities); or (ii) any person or two or more persons acting in concert, other than the Company, any employee benefit plan sponsored by the Company, Excelon Capital Partners, Cerberus Capital Management, L.P, Blackacre Capital Management LLC, Technology Investors Group, LLC or any of their Affiliates, shall purchase shares of the Company pursuant to a tender offer or exchange offer to acquire any voting securities of the Company (or securities convertible into such voting securities) for cash, securities or any other consideration, provided that after the consummation of the offer, the person or persons in question has beneficial ownership directly or indirectly of fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities (all as calculated under clause (i) above)); or (iii) the shareholders of the Company shall approve (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation (other than a merger of the Company in which holder of the Common Shares of the Company immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger as immediately before), or pursuant to which Common Shares of the Company would be converted into cash, securities or other property, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, other than a sale, lease, exchange or other transfer of all or substantially all assets of the Company to Excelon Capital Partners, Inc., Cerberus Capital Management, L.P., Blackacre Capital Management, LLC, Technology Investors Group, LLC or any of their affiliates; or (iv) a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the '34 Act, whether or not the Company is then subject to such reporting requirement; or (v) there shall have been a change in the composition of the Board of Directors of the Company at any time during any consecutive twenty-four (24) month period such that "continuing directors" cease for any reason to constitute at least a 70% majority of the Board. For purposes of this clause, "continuing directors" means those members of the Board who either were directors at the beginning of such twenty-four month period or were elected by or on the nomination or recommendation of at least a 70% majority of the then-existing "continuing directors." So long as there has not been a "change of control" within the meaning of clause (v), the Board of Directors may adopt by a 70% majority of the "continuing directors" a resolution to the effect that an event described in clauses (i) or (ii) shall not constitute a "change of control."

         6. Employer's Authority. Employee agrees to observe and comply with the rules and regulations of the Company as adopted by the Company's board of directors respecting the performance of his duties and to carry out and perform orders, directions and policies communicated to him from time to time, consistent with his position as Executive Vice President and Chief Financial Officer.

         7. Automobile Allowance. During the Term of this Agreement, Employee shall be entitled to an automobile allowance as specified on Schedule A below, payable monthly in arrears.

         8. Expenses. During the Term of this Agreement, the Company shall reimburse Employee for the reasonable business expenses incurred by Employee in the course of performing his duties for the Company hereunder in accordance with the procedures then in place for such reimbursement.

         9. Non-Disclosure and Non-Competition. Employee has executed a Nondisclosure Agreement of the Company attached hereto as Exhibit 1. In addition, during the Term and for a further period of one year thereafter, Employee shall not participate, without the written consent of the Company, in the management or control of, or act as an employee or officer of, any business operation which engages in any activity which is primarily engaged in or competes significantly with the material telecommunications businesses conducted by the Company or any of its Affiliates (the "Companies"). Such covenant shall apply within all territories in which the Companies are actively engaged in business or are actively soliciting business. The parties agree that if any portion of this Paragraph 9 shall be deemed by any court or agency to be unreasonable and/or unenforceable, then it shall be modified to the extent necessary to make it enforceable by such court or agency.

         10. Survival. The last sentence of Paragraph 5(b)(ii), Paragraph 9, Paragraph 15 and Paragraph 17, of this Agreement shall survive termination of employment hereunder and of this Agreement.

         11. Execution, Delivery and Performance. To the best of Employee's knowledge, the execution, delivery and performance by Employee of this Agreement or any other agreement, instrument or document contemplated herein or hereby will not result in a breach of or conflict with any terms of any other agreement, instrument or document to which Employee is a party or by which Employee or his property is bound. No consent or approval of any person or entity, other than those that have been obtained by Employee, is required for Employee to execute, deliver and perform its obligations under this Agreement or any agreement, instrument or document contemplated herein or hereby.

         12. Notices. Any notice permitted or required hereunder shall be deemed sufficient when hand-delivered or mailed by certified mail, postage prepaid, and addressed if to the Company at the address indicated above and if to the Employee at the address indicated below (or to such other address as may be provided by written notice received at least five (5) business days prior to the hand delivery or mailing of any such notice).

         13. Miscellaneous. (a) This Agreement (i) constitutes the entire agreement between the parties concerning the subjects hereof and supersedes any and all prior agreements or understandings, (ii) may not be assigned by Employee without the prior written consent of the Company, and (iii) may be assigned by the Company to any Affiliate of the Company or to the successors or assigns of the Company, provided such successors or assigns carry on substantially the Company's telecommunications business as conducted at the time of assignment and shall be binding upon, and inure to the benefit of, any such Affiliate, successor or assign.

         (b) Headings herein are for convenience of reference only and shall not define, limit or interpret the contents hereof.

         (c) As used herein, the term "Affiliate" shall mean any entity controlled by or under common control with another person.

         14. Amendment. This Agreement may be amended, modified or supplemented by the mutual consent of the parties in writing, but no oral amendment, modification or supplement shall be effective.

         15. Specific Enforcement. The parties acknowledge that the Company would be irreparably damaged and there would be no adequate remedy at law for the Employee's breach of Paragraph 9 of this Agreement, and accordingly, the terms thereof shall be specifically enforced. Employee hereby consents to the entry of any temporary restraining order or preliminary injunction, in addition to any other remedies available at law or in equity, to enforce the provisions hereof, provided sufficient facts are shown to warrant such relief. In the event that any action is brought to enforce Paragraph 9 hereof, the prevailing party shall be entitled to recover its costs and attorneys fees in addition to any other relief granted.

         16. Severability. The provisions of this Agreement are severable. The invalidity of any provision shall not affect the validity of any other provision.

         17. Governing Law; Arbitration. This Agreement shall be construed and regulated in all respects under the laws of the State of New York without regard to its conflict of laws principles. Any dispute, controversy or questions arising under, out of, or relating to this Agreement of Employee's employment with the Company or termination thereof, shall be referred for arbitration in the State of New York to a single neutral arbitrator selected by the Employee and Company and this shall be the exclusive and sole means of resolving any such dispute. The arbitration proceeding shall be governed by the Employment Rules of the American Arbitration Association then in effect or such rules last in effect (in the event such Association is no longer in existence) but shall not be conducted under the auspices of the Association, and the decision of the arbitrator shall be governed by the rule of law. If the parties are unable to agree upon a neutral arbitrator within thirty (30) days after each party has given the other written notice of the desire to submit a dispute, controversy or question for decision as aforesaid, then either party may apply to the CPR of New York City for the appointment of a neutral arbitrator or, if the CPR is not then in existence or does not desire to act in the matter, either party may apply to the Presiding Judge of the appropriate court for the appointment of a neutral arbitrator to hear the parties and settle the dispute, controversy or question. Such right to submit a dispute, controversy or question arising hereunder to arbitration and the decision of the neutral arbitrator shall be final, conclusive and binding on all parties and interested persons and no action at law or in equity shall be instituted or, if instituted, further prosecuted by either party other than to enforce the award of the neutral arbitrator. The arbitrator shall take submissions and hear testimony, if necessary, and shall render a written decision as promptly as possible, The arbitrator may require any form of discovery (e.g., depositions) in making his decision. In connection with any arbitration, the prevailing party shall be entitled to recover its costs and reasonable attorneys' fees in addition to other relief granted.




         IN WITNESS WHEREOF, this Agreement is entered into as of the date and year first above written.

DUALSTAR COMMUNICATIONS, INC.               EMPLOYEE:


By:
   -----------------------------            ----------------------------
   Name:  Jill Thoerle                      Name:  Dennis S. Rosatelli
   Title: President and CEO

                                   Schedule A


          Name:            Dennis s. Rosatelli

          Title:           Executive Vice President and Chief Financial Officer

          Base Salary:     $240,000.00

          Car Allowance:   $600.00

          Home Address:    73 Lake View Drive
                           Old Tappan, New Jersey  07675

                                                                      Schedule B

                             STOCK OPTION AGREEMENT

          THIS AGREEMENT, made as of the 7th day of September, 2000, (the "Grant Date") between DualStar Technologies Corporation, a Delaware corporation (the "Company"), with an address at One Park Avenue, New York, New York 10016 and Dennis S. Rosatelli (the "Optionee"), an employee of the Company with an address at 73 Lake View Drive, Old Tappan, New Jersey 07675.

         WHEREAS, the Company has adopted the 1994 Stock Option Plan, as amended (the "Plan"), in order to provide additional incentive to certain directors, officers and key employees of the Company; and

         WHEREAS, the Board and/or the Committee responsible for administration of the Plan has determined to grant to the Optionee the Stock Option as provided herein;

         NOW, THEREFORE, the parties hereto agree as follows:

         1.   Grant of Option.

              1.1 The Company hereby grants to the Optionee the right and option (the "Option") to purchase all or any part of an aggregate of 250,000 whole shares of Common Stock, $0.01 par value, of the Company ("Stock"), subject to, and in accordance with, the terms and conditions set forth in this Agreement and the Plan. Dividends, subscription rights and other rights generally afforded stockholders declared or granted with respect to Stock prior to the exercise of the Option are not included in the Option.

              1.2 This Agreement shall be construed in accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

              1.3 This Option is not intended to be and shall not be treated as an incentive stock option under Section 422 of the Code.

         2. Purchase Price. The price at which the Optionee shall be entitled to purchase shares of Stock upon the exercise of the Option shall be $ 4.50 per share, subject to approval by the Board of Directors.

         3. Duration of Option. The Option shall be exercisable to the extent and in the manner provided herein for a period of ten (10) years from the Grant Date (the "Exercise Term"); provided, however, that the Option may be earlier terminated as provided in Section 6 hereof.

         4. Exercisability of Option. The Option shall vest and be exercisable by Optionee and Optionee shall be entitled to purchase, in whole at any time or in part (in whole numbers only) from time to time as follows:

               (ii) one-third of the Options shall vest at the first anniversary of the date hereof; and

               (ii) two-thirds of the Options shall vest ratably on a monthly basis on the last day of each of the 24 calendar months following the first anniversary of the date hereof.


         5. Exercise, Payment for, and Delivery of Stock.

                  5.1 Subject to the terms and conditions of this Agreement and the Plan, the Option may be exercised by delivery of written notice to the Company, at its principal executive office, received at the Company not later than 5:00 p.m. N.Y. time on or prior to the day the Option is to expire. Such notice shall state that the Optionee is electing to exercise the Option and the number of shares of Stock in respect of which the Option is being exercised and shall be signed by the person or persons exercising the Option. If requested by the Board and/or the Committee, such person or persons shall (i) deliver this Agreement to the Secretary of the Company who shall endorse thereon a notation of such exercise, and (ii) provide satisfactory proof as to the right of such person or persons to exercise the Option.

                  5.2 Subject to the terms and conditions of the Plan, the notice of exercise described in Section 5.1 shall be accompanied by the full purchase price for the shares of Stock in respect of which the Option is being exercised and by the Withholding Taxes, if any, in cash (U.S. dollars), by certified or bank check.

                  5.3 Upon receipt of notice of exercise and full payment for the shares of Stock in respect of which the Option is being exercised and of the Withholding Taxes, the Company shall, subject to the Plan, promptly take such action as may be necessary to effect the issuance to the Optionee of the number of shares of Stock as to which such exercise was effective, including issuing and delivering such shares of Stock and entering the Optionee's name as a stockholder of record on the books of the Company.

                  5.4 The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to any shares of Stock subject to the Option until the Optionee shall have given the Company the written notice of exercise described in Section 5.1 and the Optionee shall have paid the full purchase price for the number of shares of Stock in respect of which the Option was exercised.

         6. Termination Provisions. Subject to this Agreement and the Plan, the right to exercise this Option is subject to the following additional restriction and limitations:

         6.1  Termination of Employment.

                  6.1.1 Retirement; Disability; Death of Optionee. If the employment of the Optionee is terminated by reason of Retirement or Disability, or if Optionee shall die, or if Optionee shall become ineligible to continue to participate in the Plan for any reason (other than as set forth below), any unvested portion of the Option shall become vested and fully exercisable, and Optionee may at any time within 18 months after such termination of employment or event of ineligibility (but in no event after the expiration of the Exercise
Term) exercise the Option. In the event of Optionee's death, the Option shall be exercisable, to the extent provided in the Plan and this Agreement, by the legatee or legatees under Optionee's will, or by his/her personal representatives or distributees and such person or persons shall be substituted for the Optionee each time the Optionee is referred to herein. In all other respects, this Option shall terminate upon such death.

                  6.1.2 Termination by Company Other than for Cause. If the employment of the Optionee is terminated by the Company other than for Cause, the Option shall be exercisable, for a period of nine (9) months following such termination.

                  6.1.3 Termination for Cause or Voluntary Termination by Optionee. Notwithstanding anything to the contrary contained herein, if the employment of the Optionee is terminated for Cause or Optionee voluntarily terminates his employment with the Company, the Option shall be exercisable, for a period of ninety-one (91) days following such termination, but only for the number of shares as to which this Option might have been exercised on the date of termination. The portion of the Option, which is not exercisable at the time of such termination, shall lapse and be forfeited.

                  6.1.4 Change of Control. If the Optionee's employment is terminated by the Company or by the Optionee following a change of Control, the provisions of Section 7 apply.

                           7.  Change of Control.  Notwithstanding anything
contained in the Plan or this Agreement to the contrary, in the event of a Change of Control, all of the Options outstanding on the date of such Change of Control shall become immediately and fully exercisable. For purposes hereof, a "Change of Control" of the Company shall be deemed to have occurred if, after the date hereof, (i) any person or two or more persons acting in concert, other than the Company, any employee benefit plan sponsored by the Company, Exelon Capital Partners, Inc.,Cerberus Capital Management, L.P., Blackacre Capital Management LLC, Technology Investors Groups, LLC or any of their Affiliates, acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "'34 Act") directly or indirectly of fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities (calculated as provided in paragraph (d) of Rule 13d-3 under the '34 Act in the case of rights to acquire voting securities); or (ii) any person or two or more persons acting in concert, other than the Company, any employee benefit plan sponsored by the Company, Exelon Capital Partners, Inc., Cerberus Capital Management, L.P, Blackacre Capital Management LLC, Technology Investors Group, LLC or any of their Affiliates, shall purchase shares of the Company pursuant to a tender offer or exchange offer to acquire any voting securities of the Company (or securities convertible into such voting securities) for cash, securities or any other consideration, provided that after the consummation of the offer, the person or persons in question has beneficial ownership directly or indirectly of fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities (all as calculated under clause (i) above)); or (iii) the shareholders of the Company shall approve (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation (other than a merger of the Company in which holder of the Common Shares of the Company immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger as immediately before), or pursuant to which Common Shares of the Company would be converted into cash, securities or other property, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, other than a sale, lease, exchange or other transfer of all or substantially all assets of the Company to Excelon Capital Partners, Inc., Cerberus Capital Management, L.P., Blackacre Capital Management, LLC, Technology Investors Group, LLC or any of their affiliates; or (iv) a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the '34 Act, whether or not the Company is then subject to such reporting requirement; or (v) there shall have been a change in the composition of the Board of Directors of the Company at any time during any consecutive twenty-four (24) month period such that "continuing directors" cease for any reason to constitute at least a 70% majority of the Board. For purposes of this clause, "continuing directors" means those members of the Board who either were directors at the beginning of such twenty-four month period or were elected by or on the nomination or recommendation of at least a 70% majority of the then-existing "continuing directors." So long as there has not been a "change of control" within the meaning of clause (v), the Board of Directors may adopt by a 70% majority of the "continuing directors" a resolution to the effect that an event described in clauses (i) or (ii) shall not constitute a "change of control."


         7. Nontransferability. This Option may not be transferred by the Optionee other than by will or the laws of descent and distribution and may be exercised during the Optionee's lifetime only by the Optionee or the Optionee's guardian or legal representative, subject to Section 6 hereof.


         8. Certain Changes. Upon the occurrence of certain events as set forth in Section 4 of the Plan, the Board or Committee shall determine the appropriate adjustments to the number of shares subject to the Option and the purchase price for such shares. The adjustments by the Board or Committee shall be made in accordance with the Plan and shall be final and binding for all purposes.

         9. Withholding Taxes. If applicable, no later than the date as of which an amount first becomes includible in the gross income of the Optionee for Federal income tax purposes with respect to the receipt of shares, securities, cash or property under the Plan, the Optionee shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, or local or foreign taxes of any kind required by law to be withheld with respect to such amount ("Withholding Taxes"). The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Optionee.

         10. No Right to Continued Employment. Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Optionee any right with respect to continuance of employment by the Company, nor shall this Agreement or the Plan interfere in any way with the right of the Company to terminate the Optionee's employment at any time.

         11. Covenant Not to Compete. In consideration of grant of the Option, during the term of employment and for 12 months after the termination of Optionee's employment, the Optionee shall not directly or indirectly manage, operate, control or be employed by or participate in the ownership, management, operation or control of any business which is of the type and character primarily engaged in and competitive with that of the Company. The Optionee shall not, during the term of employment, have any other paid employment other than with a subsidiary or affiliate of the Company, except with the prior approval of the Board.

         12. Optionee Bound by the Plan. The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all terms and provisions thereof, including any amendments thereto.

         13. Modification of Agreement. This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

         14. Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

         15. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York, without giving effect to the conflicts of laws principles thereof.

         16. Successors in Interest. This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Optionee's legal representatives. All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Optionee's heirs, executors, administrators and successors.

         17. Complete Agreement. This Agreement including the Plan contains the entire agreement and understanding between the parties relating to the subject matter hereof, and supersedes any prior understandings, agreements or representations by or between the parties, written or oral, relating to the subject matter hereof.

         18. Notices. Any notice required or permitted hereunder shall be given in writing and shall be personally delivered or mailed by first class registered or certified mail, postage prepaid, return-receipt-requested, or transmitted by facsimile or by reputable overnight courier, at:

         if to the Company:         DualStar Technologies Corporation
                                    One Park Avenue
                                    New York, New York  10016
                                    Attn: Chief Financial Officer
                                    Fax: (212) 696-5615

         if to the Optionee:        Dennis S. Rosatelli
                                    73 Lake View Drive
                                    Old Tappan, New Jersey  07675
                                    Fax: 212-616-6269

or at such other addresses as such party may designate by five business days advance written notice to the other party.

         Each notice or communication that shall have been transmitted in the manner described above shall be deemed sufficiently given, served, sent or received for all purposes at such time as it is sent to the addressee (with return receipt, delivery receipt or the answer back being deemed conclusive, but not exclusive, evidence of such sending) or at such time as delivery is refused by the addressee upon presentation.

         19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         20. Conflict. If there is any conflict between this Stock Option Agreement and Optionee's Employment Agreement with DualStar Communications, Inc., the terms and conditions of this agreement shall govern.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                      DualStar Technologies Corporation
Attest:

                                      By:___________________________________
_________________________                   Name:
Secretary                                   Title:


                                      ______________________________________
                                      Optionee:

                                                                       Exhibit 1


                             NONDISCLOSURE AGREEMENT
                             -----------------------

         AGREEMENT made as of the 7th day of September, 2000, by and between the undersigned individual residing at the address indicated following his signature below (hereinafter referred to as "Employee") and DualStar Communications, Inc., a Delaware corporation, having a place of business in New York, New York (hereinafter referred to as the "Company").

         WHEREAS, Employee is being employed by the Company and may come into possession of material of a confidential, sensitive or proprietary nature concerning the business, plans and trade secrets of the Company and its Affiliates (as defined below) and of third parties; and

         WHEREAS, the continued confidential treatment of such information is vital to the success of the Company's business,

         NOW THEREFORE, the parties agree as follows:

         1. Employee acknowledges that his work as an employee of the Company will bring him into close contact with the Confidential Information (as defined below) of the Company and of third parties. Employee acknowledges that such Confidential Information is reposed in his in trust.

         2. Employee hereby agrees that he shall, both during and after his employment with the Company, maintain such Confidential Information in confidence and neither disclose to others (nor cause to be disclosed) nor use personally or professionally (nor cause to be used) such Confidential Information without the prior written permission of the Company. Employee will also take reasonable precautions to prevent the inadvertent exposure of Confidential Information to unauthorized persons or entities. The restrictions contained in this Agreement shall expire two (2) years after termination of Employee's employment with the Company, regardless of the reason for the termination.

         3. Employee acknowledges that he may, during his employment, add to the Company's Confidential Information in accordance with Paragraph 8 below and he agrees that any such additions shall fall within the strictures of this Agreement in accordance with Paragraph 8 below.

         4. Employee agrees that upon any termination of his employment with the Company or any Affiliate thereof, or upon request if sooner, he shall forthwith return to the Company all reports, correspondence, notes, financial statements, computer printouts and other documents and recorded material of every nature (including all copies thereof) which may be in his possession or under his control dealing with Confidential Information.

         5. Employee acknowledges that the covenants in this Agreement have existed since the commencement of his involvement with the Company. These covenants are expressions of his duty as an employee not to use the Confidential Information to the detriment of the Company. In addition, Employee acknowledges that he shall benefit from entry into this Agreement as the Company shall be willing to continue to provide access to Confidential Information to Employee.

         6. Employee acknowledges that the Company would be irreparably damaged and there would be no adequate remedy at law for Employee's breach of this Agreement, and accordingly, the terms of this Agreement shall be specifically enforced. Employee hereby consents to the entry of any temporary restraining order or preliminary or ex parte injunction, in addition to any other remedies available at law or in equity, to enforce the provisions hereof.

         7. This Agreement is not an agreement of employment and nothing herein shall be construed to obligate the Company to employ Employee for any definite duration or upon any specific terms. It is understood that the Company has agreed to employ Employee pursuant to a separate Employment Agreement with the Company of even date herewith.

         8. As used herein, "Confidential Information" shall mean all confidential information and trade secrets of the Company or any of its Affiliates (as such term is defined in the aforesaid Employment Agreement), whether now existing or hereafter acquired or developed, including, without limitation, financial statements, business plans, working methods, investments, materials, processes, programs, designs, drawings, names of and relationships with current or potential vendors and lenders and other third parties, contractual arrangements, profit formulas, experimental investigations, studies, current or potential customer names and requirements, current or potential professional associations or contacts, information submitted to the Company or its Affiliates by third parties on a confidential basis and similar other non-public or otherwise confidential, sensitive or proprietary information. "Confidential Information" shall not include (i) information that has become generally known within the communications industry without breach of any obligation of confidentiality of Employee or any third party, (ii) information obtained by Employee from third persons without breach of any obligations owed to the Company or any of its Affiliates or (iii) information provided by the Company or any of its Affiliates to third persons without confidentiality restrictions. A person, affiliation or contact is "potential" for purposes of this paragraph only if such person has been identified in writing as a potential affiliation or contact or with whom the Company or any of its Affiliates have communicated within a rolling six-month period.

         9. This Agreement shall survive the termination of the employment of Employee and shall not be amended except by a writing signed by the parties hereto. This Agreement shall be binding upon Employee and his heirs, legal representatives, successors and assigns.

         10. This Agreement shall be governed and construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                      DUALSTAR COMMUNICATIONS, INC.




                                      By:
                                         ----------------------------------
                                         Jill Thoerle
                                         President Chief Executive Officer



                                      -------------------------------------
                                      Name:    Dennis S. Rosatelli
                                      Address: 73 Lake View Drive
                                               Old Tappan, New Jersey 07675